Exhibit 10.5
SEPARATION AGREEMENT
     THIS SEPARATION AGREEMENT (the “Agreement”) is made and entered into by and between Eleanor Melton (“Employee”) and Proserpine, LLC (the “Company”) effective as of the date executed by Employee below.
     WHEREAS, Employee’s employment with the Company will be or has been concluded as of September 30, 2007 (the “Separation Date”);
WHEREAS, Employee is a Senior Vice President and its Chief Credit Officer; and
     WHEREAS, Employee and the Company desire to resolve any and all matters and differences arising from Employee’s employment and/or separation on mutually satisfactory terms as set forth herein;
     NOW, THEREFORE, for and in consideration of the covenants, promises, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Separation: Employee will be or has been relieved of all duties effective as of the Separation Date. Employee agrees that Company, including any of its parents, subsidiaries, or affiliates, have no obligation to rehire Employee, and Employee waives any claim against the Company, including any of its parents, subsidiaries, or affiliates, for failing to rehire her in the future.
2.     Separation Benefit: For and in consideration of the releases and other obligations of Employee described in this Agreement, the Company will provide Employee with the following special separation benefits:
(a) Employee will continue to receive her regular salary on the standard Company paydays through December 31, 2007. Employee acknowledges and understands that, if she fails to abide by the terms of this Agreement, the Company may terminate her salary immediately;
(b) Employee will receive her health insurance on the same terms as an active employee through December 31, 2007. Employee acknowledges and understands that, if she fails to abide by the terms of this Agreement, the Company may terminate her health insurance immediately;
(c) Employee understands and agrees that, except as set forth in Paragraph 2(b), no Company benefits will be available to Employee or will accrue in favor of Employee after September 30, 2007.
3.     If Employee revokes this Agreement within seven (7) days of executing this Agreement pursuant to Paragraph 5 below, Employee shall return any special separation payment previously paid to her within five (5) days of such revocation.
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Employee benefits not specifically addressed in this Agreement will be provided in accordance with the terms of the applicable plan(s). Employee acknowledges that the payment and benefits described in this Agreement constitute a special separation benefit which the Company is providing in its discretion due to unique circumstances and that Employee is not otherwise entitled to receive this entire separation benefit from the Company. Employee further agrees that there are no outstanding or unpaid debts, money, wages, or benefits owed to Employee by the Company or any of the Releasees as defined in Paragraph 4 below. Nothing in this Agreement shall be deemed an admission by the Company of a violation of any statute, law, or right, or of any wrongdoing or liability of any kind.
4.     Release: For and in consideration of the payment and benefits set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee hereby releases, acquits, and forever discharges the Company and all of its parents, subsidiaries, partners, joint venturers, affiliated entities, owners, shareholders, benefit plans, fiduciaries, and plan sponsors, and each of their officers, directors, employees, representatives, and agents, and all successors and assigns thereof (the “Releasees”), from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, known or unknown, which Employee now has, had, or may hereafter claim to have had against the Company, of any kind or nature whatsoever, arising from any act, omission, transaction, occurrence, or event which has occurred or is alleged to have occurred up to the date this Agreement is executed by Employee. This release includes, but is not limited to, a knowing and voluntary waiver of all claims relating in any way to Employee’s employment with the Company or the conclusion of that employment, whether such claims are now known or are later discovered. The claims knowingly and voluntarily waived by Employee include, but are not limited to, claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act or any other federal or state wage and hour law, the Employee Retirement Income Security Act, breach of contract, infliction of emotional distress, any other federal or state law pertaining to employment or employment benefits, and any other claims of any kind based on any contract, tort, ordinance, regulation, statute, or constitution based on any act, omission, transaction, occurrence, or event which has occurred or is alleged to have occurred up to the date this Agreement is executed by Employee; provided, however, that nothing in this Agreement shall be interpreted to release any claims which Employee may have for workers’ compensation benefits. In addition to the other acknowledgments in this Agreement, Employee acknowledges that this Agreement may be pled as a complete defense and shall constitute a full and final bar to any claim for damages or other relief based on any matters released herein. Employee does not waive any claims which arise from acts occurring after the date that Employee signs this Agreement.
5.     ADEA Provisions: Also included among the claims knowingly and voluntarily waived and released by Employee above are any claims under the Age Discrimination
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in Employment Act (“ADEA”). Employee acknowledges that the Company provided Employee with a copy of the Agreement in advance of her execution of the Agreement and advised her by means of this written Agreement: (a) to consult with an attorney of Employee’s choosing prior to executing the Agreement; (b) that Employee has a period of forty-five (45) days to review and consider the Agreement before executing it; (c) that this Agreement will not become effective or enforceable until the expiration of seven (7) days after the date Employee executes it; and (d) that Employee may revoke it by providing written notice personally delivered or deposited in the U.S. Mail, postage prepaid, certified or registered mail, return receipt requested addressed as follows: Mr. Christopher Zyda, Luminent Mortgage Capital, Inc., 101 California Street, Suite 1350, San Francisco, CA 94111. Unless Employee provides written notice of such revocation, the Agreement will become effective and irrevocable upon the expiration of that seven (7) day period. Notwithstanding anything contained herein to the contrary, Employee understands and agrees that, if Employee fails to sign the Agreement on or before the expiration of forty-five (45) days of the day Employee received it, or if Employee revokes the Agreement before the expiration of seven (7) days after executing it, the Agreement shall not become effective or enforceable and Employee will not be entitled to receive any payments or benefits under this Agreement not otherwise payable absent this Agreement. Pursuant to 29 C.F.R. § 1625.22(e)(4), Employee and Company agree that any changes made to this proposed Agreement during the running of or after the expiration of the forty-five (45) day period, whether material or immaterial, do not restart the running of the forty-five (45) day period.
6.     Confidential Information: Employee recognizes the interest of the Company in maintaining the confidential nature of its proprietary and other business documents, records, and information, including but not limited to personnel records and information, financial records and information, and lists of actual or potential customers or suppliers (whether or not constituting a trade secret under applicable law) which have been disclosed to Employee or of which Employee became aware through employment with the Company and which has value to the Company and is not generally known to its competitors (the “Confidential Information”). Employee and Employer agree that Confidential Information does not include any information Employee brought to the Company when she began her employment with the Company. Employee covenants that, for a period of one (1) year after the Separation Date, Employee shall not, directly or indirectly, except as expressly authorized by the Company, use, give, sell, transfer, transmit, or disclose any Confidential Information for any purpose. These provisions are in addition to, and not in lieu of, the restrictions afforded trade secrets as defined under applicable law. Nothing in this Agreement shall authorize the disclosure of trade secrets at any time.
7.     Non-Disparagement: Employee covenants and agrees that Employee will not make any negative or derogatory remarks, comments, representations, or observations about the Company, its parent, or any Company employee or official. Company covenants and agrees that it will not make any negative or derogatory remarks, comments, representations, or observations about Employee.
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8.     Return to Company: Employee warrants, represents, covenants, and agrees that, except as specifically provided herein, Employee has returned or will return to the Company within five (5) business days after the execution of this Agreement by Employee all Confidential Information and all other Company documents, records, property, and information in any form, and all embodiments, copies, or extracts thereof, which Employee has acquired or possessed during Employee’s employment and that Employee has not made or retained and shall not make or retain any embodiment, copy, or extract thereof. Employer agrees that Employee may retain a copy of the “Underwriting Guidelines and Operating Procedures” that she drafted. Employee will not alter or destroy any Company documents, data or records in Employee’s possession or control, and Employee will abide by document retention procedures that the Company has put into effect.
9.     Cooperation and Non-Interference. Employee covenants and agrees that Employee will cooperate reasonably and truthfully with the Company to the extent that it so requests in connection with any legal or business dispute or issue concerning which, during Employee’s employment with the Company, Employee was involved or had knowledge. Employee agrees to be available as reasonably requested by the Company or its counsel. The Company will agree to reimburse Employee for reasonable travel and business expenses approved by the Company in advance and incurred by Employee pursuant to this provision which are supported by receipts and other documentation as necessary to verify such expenses. Employee covenants and agrees not to make any intentional statement, oral or written, or to perform any intentional act or omission for the purpose of causing, or reasonably expected to cause, any material harm to the Company’s business, business relationships, operations, goodwill, or reputation. Employer covenants and agrees not to make any intentional statement, oral or written, or to perform any intentional act or omission for the purpose of causing, or reasonably expected to cause, any material harm to Employee, her business relationships, or her reputation. This provision is in addition to, and not in lieu of, the substantive protections under applicable law relating to defamation, libel, slander, interference with contractual or business relationships, or other statutory, contractual, or tort theories.
10.     Indemnification: Nothing in this Agreement is intended to modify in any fashion Employee’s indemnification rights as set forth in Article VII of the Company’s Third Amended and Restated By-Laws and Article VIII of the Company’s Articles of Incorporation, which are incorporated herein by reference.
11.     Vacation Pay: Company agrees to pay Employee accrued, but unused vacation pay in the amount of $19,188.19, less applicable withholdings, in her September 30, 2007 paycheck.
12.     Entire Agreement: This Agreement constitutes the final and entire agreement between the parties on the subject matter herein, and no other representation, promise, or agreement has been made to cause Employee to sign this Agreement. Any other agreements regarding the terms of Employee’s separation from the Company or the subject matter herein shall be merged into and superseded by this Agreement except as

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expressly set forth herein. Notwithstanding the foregoing, the terms and covenants of prior agreements between the Company and Employee relating to confidentiality, non-solicitation, and alternative dispute resolution that are contained in the Employee Confidentiality Agreement, the Acknowledgement and Agreement to be Bound by the Alternative Dispute Resolution Program, or any other agreement which contains similar terms and covenants that survive the separation of Employee’s employment, shall remain in full force and effect. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Pennsylvania, notwithstanding any choice of law provisions otherwise requiring application of other laws. It shall be interpreted according to the fair meaning of the terms herein and not strictly in favor of, or against, either party.
13.     Severability: The terms, conditions, covenants, restrictions, and other provisions contained in this Agreement are separate, severable, and divisible. If any term, provision, covenant, restriction, or condition of this Agreement or part thereof, or the application thereof to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition shall remain in full force and effect to the greatest extent practicable and permissible by law, and any such invalid, unenforceable, or void term, provision, covenant, or condition shall be deemed, without further action on the part of the parties hereto, modified, amended, limited, or deleted to the extent necessary to render the same and the remainder of this Agreement valid, enforceable, and lawful.
14.     Acknowledgments: The parties acknowledge that the Company is not undertaking to advise Employee with respect to any tax or other consequences of this Agreement and that Employee is solely responsible for determining those consequences. Employee has read this Agreement and understands its terms. Employee has been provided with a full and fair opportunity to consult with an attorney of her choosing and to obtain any and all advice deemed appropriate with respect to this Agreement. Further, the parties acknowledge that, while Employee agrees to maintain the confidentiality of this Agreement and waives claims for remedies, nothing in this Agreement shall limit the ability of Employee or the Company (or any of its officers, directors, employees, representatives, agents, or assigns) to confer with legal counsel, to testify truthfully under subpoena or court order, or to initiate, provide truthful information for, or cooperate with, an investigation by a municipal, state, or federal agency for enforcement of laws. This Agreement has been entered into with the understanding that there are no unresolved claims of any nature which Employee has against the Company. Employee acknowledges and represents that, except with regard to the special separation benefits described in Paragraph 2 of this Agreement, all compensation and benefits due Employee by the Company, whether by contract or by law, have been paid in full, and Employee has been provided all rights and benefits to which Employee is entitled without interference by the Company, including but not limited to vacation, sick time, paid or unpaid time off, Family and Medical Leave, accommodation for any disability, or any contractual rights or privileges, and that Employee has no outstanding claims for any compensation and benefits. Employee further agrees that the acknowledgments and representations set forth in this paragraph have been relied upon by the Company and constitute consideration for the Company’s
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execution of this Agreement. In light of the foregoing, the parties are satisfied with the terms of this Agreement and agree that its terms are binding upon them.
THE UNDERSIGNED HAVE CAREFULLY READ THIS AGREEMENT. THEY ACKNOWLEDGE THAT THEY HAVE HAD ACCESS TO LEGAL COUNSEL OF THEIR OWN CHOOSING AND HAVE OBTAINED ALL LEGAL ADVICE THEY DEEM NECESSARY TO FULLY UNDERSTAND THE TERMS AND CONDITIONS OF THIS AGREEMENT. EACH PARTY AGREES TO BE FULLY BOUND BY THIS AGREEMENT. THE PARTIES ARE ENTERING INTO THIS AGREEMENT FREELY AND VOLUNTARILY WITHOUT DURESS OR COERCION.
THIS AGREEMENT IS NOT VALID IF EXECUTED BY EMPLOYEE BEFORE SEPTEMBER 28, 2007. EMPLOYEE’S DEADLINE TO SIGN AND RETURN THIS AGREEMENT IS OCTOBER 30, 2007.
ACCEPTED AND AGREED:

/s/ Eleanor Melton	September 28, 2007

Eleanor Melton	Date
          AND
PROSERPINE, LLC

By:	/s/ S. Trezevant Moore, Jr.	September 28, 2007

	President	Date
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